FNEX VENTURES N-2/A

Exhibit 99.(2)(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of FNEX Ventures (the “Fund”) and to the use of our report dated September 12, 2019 on the statement of assets and liabilities and the related statement of operations as of August 26, 2019. Such financial statements appear in the Fund's Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

September 12, 2019